Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Provides Corporate Update

SAN DIEGO, December 19, 2022 — Otonomy, Inc. (Nasdaq: OTIC) today announced that the company’s board of directors, after considering strategic options, has approved and adopted a Plan of Liquidation and Dissolution (“Plan of Dissolution”) that would include the distribution of remaining cash to stockholders following an orderly wind down of the company’s operations, including the proceeds from the sale of any pipeline assets. To reduce cost, Otonomy has implemented a reduction in workforce. These updates are discussed below.

Evaluation of Strategic Options

As previously reported, Otonomy initiated an evaluation of strategic options to realize value from its pipeline. The company is currently in discussions for the potential sale of its pipeline assets. Proceeds from any such sale would be distributed to stockholders in accordance with the Plan of Dissolution, subject to stockholder approval. The amount that would actually be available for distribution to stockholders, if any, is dependent on a number of factors.

Workforce Reduction Including Officers

In order to reduce costs and in connection with the planned dissolution, Otonomy has reduced its workforce, including the termination of all employees, effective as of December 15, 2022. This includes the termination of employment of all officers. David A. Weber, Ph.D. continues to serve on the Otonomy board of directors. Paul E. Cayer continues to serve on a consulting basis as chief financial and business officer, and was appointed president. Otonomy estimates that it will incur aggregate charges of approximately $5.0 million for severance and other employee termination-related costs in the fourth quarter of 2022.

Board Approval of Plan of Dissolution

On December 13, 2022, Otonomy’s board of directors approved the liquidation and dissolution of the company pursuant to the Plan of Dissolution, subject to stockholder approval. The company intends to call a special meeting of its stockholders in the first quarter of 2023 to seek approval of the Plan of Dissolution and will file proxy materials with the Securities and Exchange Commission (“SEC”) as soon as practicable.

The Plan of Dissolution contemplates an orderly wind down of Otonomy’s business and operations. If Otonomy’s stockholders approve the Plan of Dissolution, Otonomy intends to file a certificate of dissolution, delist its shares of common stock, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims and costs associated with the dissolution, make reasonable provisions for unknown claims and liabilities, attempt to convert all of its remaining assets into cash, and make distributions to its stockholders of any remaining cash available for distribution based upon their proportionate ownership at the time of the filing of the certificate of dissolution, subject to applicable legal requirements. Upon the filing of the certificate of dissolution, Otonomy intends to cease trading in its common stock, close its stock transfer books and discontinue recording transfers of shares of its capital stock, in accordance with applicable law.

Important Additional Information filed with the SEC

In connection with the Plan of Dissolution, the company intends to file with the SEC a preliminary proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the company will make available or mail a copy of the definitive proxy statement to stockholders on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the company may also be obtained by directing a written request to: Otonomy, Inc., Investor Relations, 4796 Executive Drive, San Diego, CA 92121 or at https://investors.otonomy.com/. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan of Dissolution.

Participants in the Solicitation

The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the Plan of Dissolution. Information about the persons who may be considered to be participants in the solicitation of the company’s stockholders in connection with the Plan of Dissolution, and any interest they have in the Plan, will be set forth in the definitive proxy statement when it is filed with the SEC. These documents (when they become available) may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Otonomy, Inc., Investor Relations, 4796 Executive Drive, San Diego, CA 92121 or at https://investors.otonomy.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “estimates,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the company’s evaluation and discussion of strategic options to realize value from its pipeline, the planned dissolution of the company, the timing of calling a special meeting of stockholders and filing proxy materials, the company’s intentions if its stockholders approve the Plan of Dissolution, and the company’s intentions following the filing of the certificate of dissolution. The company’s expectations regarding these matters may not materialize, and actual results are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: the company’s ability to successfully and timely execute and consummate sales of its pipeline assets, on the anticipated terms or at all; unexpected personnel-related termination or other costs; the availability, timing and amount of stockholder distributions; the amount to be reserved by the company and the adequacy of such reserves to satisfy the company’s obligations; potential unknown contingencies or liabilities, and the company’s ability to favorably resolve them, if at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining assets; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by the company of expenses relating to the dissolution; the ability of the board of directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval; the risk of being delisted from Nasdaq for failure to meet Nasdaq’s continued listing requirements prior to dissolution; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022, and the company’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. The company disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investor Inquiries

ICR Westwicke

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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